Exhibit 11
WSB FINANCIAL GROUP, INC.
(In thousands, except per share amounts)
Computation of Earnings (Loss) Per Share – Basic

	2006	2005	2004	2003	2002
Income From Continuing Operations	$3,885	$2,412	$1,340	$631	$286
Income (Loss) From Discontinued Operations, Net of Tax	0	0	0	0	0

Earnings Before Cumulative Effect of a Change in Accounting Principal	$3,885	$2,412	$1,340	$631	$286
Cumulative Effect of a Change in Accounting Principle, Net of Tax	0	0	0	0	0

Net Earnings (Loss)	$3,885	$2,412	$1,340	$631	$286

Weighted Average Number of Shares Outstanding – Basic	2,870,022	2,642,628	2,270,211	1,734,434	1,489,006
Earnings (Loss) Per Share – Basic:

Continuing operations	$1.35	$0.91	$0.59	$0.36	$0.19
Discontinued operations	$0.00	$0.00	$0.00	$0.00	$0.00

Earnings per share before cumulative effect of a change in accounting principle	$1.35	$0.91	$0.59	$0.36	$0.19
Cumulative effect of a change in accounting principle	$0.00	$0.00	$0.00	$0.00	$0.00

Earnings (Loss) Per Share – Basic	$1.35	$0.91	$0.59	$0.36	$0.19

WSB FINANCIAL GROUP, INC.
(In thousands, except per share amounts)
Computation of Earnings (Loss) Per Share – Diluted

	2006	2005	2004	2003	2002
Income From Continuing Operations	$3,885	$2,412	$1,340	$631	$286
Income (Loss) From Discontinued Operations, Net of Tax	0	0	0	0	0

Earnings Before Cumulative Effect of a Change in Accounting Principal	$3,885	$2,412	$1,340	$631	$286
Cumulative Effect of a Change in Accounting Principle, Net of Tax	0	0	0	0	0

Net Earnings (Loss)	$3,885	$2,412	$1,340	$631	$286

Weighted Average Number of Shares Outstanding	2,870,022	2,642,628	2,270,211	1,734,434	1,489,006
Net Shares Assumed to be Issued for Stock Options	415,600	282,464	159,366	67,233	37,717

Weighted Average Number of Shares Outstanding – Diluted	3,285,622	2,925,092	2,429,577	1,801,667	1,526,723
Earnings (Loss) Per Share – Diluted:

Continuing operations	$1.18	$0.82	$0.55	$0.35	$0.19
Discontinued operations	$0.00	$0.00	$0.00	$0.00	$0.00

Earnings per share before cumulative effect of a change in accounting principle	$1.18	$0.82	$0.55	$0.35	$0.19
Cumulative effect of a change in accounting principle	$0.00	$0.00	$0.00	$0.00	$0.00

Earnings (Loss) Per Share – Diluted	$1.18	$0.82	$0.55	$0.35	$0.19

Earnings (Loss) Per Share – Basic	$1.35	$0.91	$0.59	$0.36	$0.19

Dilutive Effect Per Share	-$0.17	-$0.09	-$0.04	-$0.01	$0.00